UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  September 22, 2025

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	XPLR INFRASTRUCTURE, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	XIFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 22, 2025, Meade Pipeline Investment, LLC, Redwood Midstream, LLC and River Road Interests LLC (the sellers), all indirect subsidiaries of XPLR Infrastructure, LP (XPLR), completed the sale of the sellers' interests in Meade Pipeline Co, LLC (Meade), which owned an investment in natural gas pipeline assets in Pennsylvania, and Redwood Meade Midstream MPC, LLC, which owned a 15% interest in Meade, to APC Holdings II, L.P. and ACI Meade Member, LLC, affiliates of funds managed or advised by Ares Management LLC or one of its affiliates under the previously disclosed purchase and sale agreement dated August 7, 2025. XPLR received total cash consideration of approximately $1.1 billion.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

Unaudited pro forma consolidated statements of income and balance sheet (pro forma financial statements) of XPLR to illustrate the effect of the sale of the Meade pipeline investment for the years ended December 31, 2024, 2023 and 2022, and as of and for the six months ended June 30, 2025 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)    Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma consolidated financial statements of XPLR for the years ended December 31, 2024, 2023 and 2022 and as of and for the six months ended June 30, 2025
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2025

XPLR INFRASTRUCTURE, LP
(Registrant)

WILLIAM J. GOUGH
William J. Gough
Controller
(Principal Accounting Officer)